UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07  Submission of Matters to a Vote of Security Holders.

    On August 23, 2011, Progress Energy, Inc. (“Progress Energy”) held a special meeting of shareholders to consider (1) a proposal to approve the Plan of Merger contained in the Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, as it may be amended from time to time, and the merger described therein, and (2) a proposal to adjourn the special meeting of shareholders, if necessary. The proposals are described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on July 7, 2011.

    Progress Energy’s shareholders approved both matters. The final voting results for each proposal are set forth below.

Proposal 1:  Approve the Plan of Merger

Votes For	Votes Against	Abstentions	Broker Non-Votes
207,135,783	7,681,968	1,178,801	0

Proposal 2:  Adjourn the Special Meeting of Shareholders

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,144,266	25,871,400	1,976,856	4,700

    The special meeting of shareholders was not adjourned to a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary

Date:  August 25, 2011